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                                                                    EXHIBIT 10.6


                             AMENDED AND RESTATED
                              OPERATING AGREEMENT


     This Amended and Restated Operating Agreement (this "Agreement") is entered into as of 12:01 a.m. Pacific Standard Time on January 1, 1998 by and between PIMCO Advisors Holdings L.P., a Delaware limited partnership formerly named Oppenheimer Capital, L.P. ("Holdings"), and PIMCO Advisors L.P., a Delaware limited partnership ("Advisors"). Capitalized terms not otherwise defined herein are defined in the Amended and Restated Agreement of Limited Partnership of Advisors dated December 31, 1997 (the "Advisors Partnership Agreement").


                                    RECITALS

     1. On November 30, 1997, the general partner of Advisors admitted Holdings as an additional general partner of Advisors.

     2. On November 30, 1997, Advisors issued 26,037,935 Class A GP Units to Holdings in exchange for (i) its interest in Oppenheimer Capital, a Delaware general partnership, and (ii) cash in the amount of approximately $16,757,000.

     3. On December 31, 1997, the general partners of Advisors effected a restructuring (the "Restructuring") pursuant to which all Class A LP Units held by the public unitholders of Advisors were exchanged for units of limited partner interest in Holdings (each, a "Holdings Unit").

     4. Immediately following the Restructuring, the trading of the Class A LP Units on the New York Stock Exchange ceased, and Holdings became the sole publicly traded company through which Partnership Interests in Advisors are held.

     5. The parties wish to confirm their mutual understanding with regard to their relationship following the Restructuring.


                                   AGREEMENT

     Section 1.  Definitions.

     Advisors is defined in the preamble to this Agreement.

     Advisors Partnership Agreement is defined in the preamble to this Agreement.

     Advisors Units means Advisors GP Units or LP Units.
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     Holdings is defined in the preamble to this Agreement.

     Holdings Unit is defined in the Recitals to this Agreement.

     Restructuring is defined in the Recitals to this Agreement.

     Unit Incentive Plan means a plan (including without limitation a deferred compensation plan) providing for the issuance of Units, options or rights to acquire Units, or rights based upon the value of Units or otherwise relating to Units, to or for the benefit of individuals providing services to the Persons specified therein.

     Units means Advisors LP Units or Holdings Units.

     Section 2. Unit Parity.

          (a) Holdings shall take such actions as shall be required from time to time so as to ensure that the number of outstanding Holdings Units is at all times equal to the number of Advisors Units held by Holdings and its Subsidiaries which are allocable to the Holdings Units.

          (b) Upon any issuance of Holdings Units, Holdings shall immediately contribute the consideration, if any, received by Holdings for such Holdings Units to Advisors in exchange for Class A GP Units equal in number to the number of such Holdings Units.

     Section 3. Assumption of Certain Obligations of Advisors.

     Holdings hereby assumes and agrees to perform the obligations of Advisors under:

                (i) the 1993 Unit Option Plan, 1994 Class B LP Unit Option Plan and 1996 Unit Incentive Plan of Advisors, but with regard to options outstanding immediately after giving effect to the Restructuring, only to the extent such options are exercisable to purchase Holdings Units;

                (ii) that certain Exchange Right issued by Advisors on November 4, 1997;

                (iii) that certain Registration Rights Agreement made effective as of November 15, 1994 between Advisors and certain holders of Advisors Units; and

                (iv) that certain Registration Rights Agreement made effective as of November 4, 1997 between Advisors and certain holders of Advisors Units.

     Section 4.  Unit Incentive Plans.

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     Holdings shall, at the request of Advisors from time to time, adopt and maintain one or more Unit Incentive Plans for the benefit of individuals providing services to Holdings, Advisors and their respective Subsidiaries.

     Section 5. Exchange of Private Units for Holdings Units.

         (a) An Advisors Unitholder shall have the right at any time and from time to time, at its option, to transfer, in an Exempt Transfer, any or all of its Class A LP Units to Holdings in exchange for Holdings Units, at the rate of one Holdings Unit for each Class A LP Unit surrendered for exchange. In order to exercise this right, such Unitholder shall surrender the certificates evidencing the Class A LP Units to be exchanged, duly endorsed to the order of Holdings, at the principal office of Holdings, accompanied by a duly completed and executed notice of exchange, a statement of facts demonstrating that the transfer is an Exempt Transfer, and such other duly completed and executed documents and instruments in such form as shall be reasonably prescribed from time to time by Holdings.

          (b) As promptly as practicable after a surrender of Class A LP Units for exchange pursuant to Section 5(a), Holdings shall issue and deliver to the exchanging Unitholder at the principal office of Holdings, or if requested, by mail to the exchanging Unitholder at its address noted on the notice of exchange, a certificate for the number of Holdings Units to be issued and delivered in the exchange.

          (c) Holdings Units issued and delivered in an exchange pursuant to
Section 5(b) shall be duly authorized, validly issued, fully paid and nonassessable.

          (d) An exchanging Unitholder will become the holder of record of the Holdings Units issued to it as of the close of business on the Business Day a Certificate evidencing its Class A LP Units surrendered for exchange is issued to Holdings and registered in Holding's name on the books and record of the Transfer Agent.

          (e) The rights given to Advisors Unitholders by this Section 5 are subject to, and shall be limited by, any transfer restrictions in the Advisors Partnership Agreement or imposed from time to time by Advisors pursuant to the terms of the Advisors Partnership Agreement.

     Section 6.  Negative Covenants.

     Without the prior written consent of Advisors, Holdings shall not, and shall not permit any of its Subsidiaries to:

                 (i) carry on any business except in connection with or incidental to (A) the performance of its duties as a general partner under the Advisors Partnership Agreement, (B) the direct or indirect acquisition, ownership or disposition of Advisors Units, and (C) its governance and existence;

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                (ii) merge or consolidate with or into any other Person, or sell or otherwise dispose of all or substantially all of its assets, or effect a Recapitalization with respect to the Holdings Units, or issue or agree to issue any Equity Securities other than Holdings Units; or

                (iii) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness.

     Section 7.  Miscellaneous.

            (a) This Agreement may not be amended, modified or waived except by written instrument executed by the parties hereto.

            (b) This Agreement constitutes the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

            (c) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (d) All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered in person, (ii) when transmitted by telecopy (with written confirmation), (iii) on the third Business Day following the mailing thereof by certified or registered mail (return receipt requested) or (iv) when delivered by an express courier (with written confirmation) to the parties at their respective principal offices.

            (e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

            (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

            (g) This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the state of Delaware, without regard to choice of law principles.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement  to be executed as of the date first above written.

                                       PIMCO ADVISORS HOLDINGS L.P.


                                       By:  /s/ KENNETH M. POOVEY
                                          ------------------------------------
                                                Kenneth M. Poovey
                                                Executive Vice President

                                       PIMCO ADVISORS L.P.


                                       By:  /s/ KENNETH M. POOVEY
                                          ------------------------------------
                                                Kenneth M. Poovey
                                                Executive Vice President

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